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FOR IMMEDIATE RELEASE

Contact:    Anderson L. Smith
            President and Chief Executive Officer
            (423) 586-8421

                      JEFFERSON BANCSHARES, INC. ANNOUNCES
                      SUSPENSION OF QUARTERLY CASH DIVIDEND

      Morristown, Tennessee -- February 2, 2010 -- Jefferson Bancshares, Inc. (NASDAQ: "JFBI") (the "Company"), the parent company of Jefferson Federal Bank (the "Bank"), announced today that the Company's Board of Directors has voted to suspend the payment of the quarterly cash dividend on the Company's common stock in an effort to conserve capital. President and Chief Executive Officer Anderson
L. Smith stated, "While the Company and the Bank remain well-capitalized under all applicable regulatory requirements, the Company's Board of Directors has determined that the suspension of the Company's dividend at this point in time is prudent to preserve capital in light of these uncertain economic times." Mr. Smith further stated that the Company's Board of Directors intends to reevaluate the payment of a quarterly dividend on a quarter-by-quarter basis in the future.

      Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a Tennessee-chartered savings bank headquartered in Morristown, Tennessee. Jefferson Federal Bank is a community-oriented financial institution offering traditional financial services with offices in Hamblen, Knox, Sullivan and Washington Counties, Tennessee. The Company's stock is listed on the NASDAQ Global Market under the symbol "JFBI." More information about the Company and Jefferson Federal Bank can be found online at www.jeffersonfederal.com.
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      Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

      The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.